                                  SCHEDULE 14A

                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant         [X]

Filed by a party other than the registrant     [ ]

Check the appropriate box:

[ ]      Preliminary proxy statement

[ ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

[X]      Definitive proxy statement

[ ]      Definitive additional materials

[ ]      Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                              SERVICE EXPERTS, INC.
          ------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

[X]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

         (1) Title of each class of securities to which transaction applies:__
             _________________________________________________________________

         (2) Aggregate number of securities to which transaction applies:_____
             _________________________________________________________________

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):___
             _________________________________________________________________
             _________________________________________________________________

         (4) Proposed maximum aggregate value of transaction: ________________
             _________________________________________________________________

         (5) Total fee paid: _________________________________________________

         Fee paid previously with preliminary materials.

         Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount Previously Paid:  ___________________________________

         (2)      Form, Schedule or Registration Statement No.: ______________

         (3)      Filing Party: ______________________________________________

         (4)      Date Filed: ________________________________________________

                             [SERVICE EXPERTS LOGO]

To Our Stockholders:

                  You are cordially invited to attend the Annual Meeting of Stockholders, which is to be held on Friday, May 1, 1998, at 9:00 a.m. at the Nashville City Club, SunTrust Bank Building, 201 Fourth Avenue North, Nashville, Tennessee. The following pages contain the formal notice of the Annual Meeting and our Proxy Statement which describe the specific business to be considered and voted upon at the Annual Meeting.

                  It is important that your shares be represented at the meeting. Whether or not you expect to attend in person, we would greatly appreciate your efforts to return the enclosed Proxy as soon as possible. If you decide to attend the Annual Meeting, you may withdraw your Proxy should you wish to vote in person.

                  We look forward to seeing you at the Annual Meeting.

                                                Sincerely yours,

                                                     /s/ Alan R. Sielbeck

                                                ALAN R. SIELBECK
                                                Chairman of the Board, President
                                                and Chief Executive Officer

                              SERVICE EXPERTS, INC.

                                 ---------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                   TO BE HELD
                               FRIDAY, MAY 1, 1998

                                 ---------------

                  Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of Service Experts, Inc. (the "Company") will be held on Friday, May 1, 1998, at 9:00 a.m. at the Nashville City Club, SunTrust Bank Building, 201 Fourth Avenue North, Nashville, Tennessee, for the following purposes:

                           (1) To approve the proposed amendment to the
                  Company's 1996 Employee Stock Purchase Plan to increase from 200,000 to 350,000 the number of shares of Common Stock authorized thereunder;

                           (2) To elect two nominees as Class II directors of the Company;

                           (3) To certify the appointment of Ernst & Young LLP
                  as independent auditors to audit the consolidated financial statements of the Company and its subsidiaries for the year ending December 31, 1998; and

                           (4) To transact such other business as may properly
                  come before the meeting or any adjournments thereof.

                  Only stockholders of record at the close of business on March 20, 1998 will be entitled to vote at the Annual Meeting.

                  The enclosed Proxy Statement contains more information pertaining to matters to be voted on at the Annual Meeting. Please read the Proxy Statement carefully.

                  Each stockholder who does not plan to attend the Annual Meeting is requested to date, sign and return the accompanying Proxy in the enclosed, postage-paid envelope.

                                           By Order of the Board of Directors,

                                           /s/ Anthony M. Schofield
                                           ------------------------
                                           ANTHONY M. SCHOFIELD
                                           Chief Financial Officer,
                                           Secretary and Treasurer

Nashville, Tennessee
April 6, 1998

                              SERVICE EXPERTS, INC.

                                 ---------------

                                 PROXY STATEMENT
                                     FOR THE
                         ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 1, 1998

                                 ---------------

                  This Proxy Statement is furnished to the holders of Common Stock, $.01 par value per share ("Common Stock"), of Service Experts, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board of Directors") to be voted at the annual meeting of stockholders of the Company (the "Annual Meeting") to be held on Friday, May 1, 1998, at 9:00 a.m. at the Nashville City Club, SunTrust Bank Building, 201 Fourth Avenue North, Nashville, Tennessee, and at any adjournments or postponements thereof.

                  Only the holders of Common Stock of record at the close of business on March 20, 1998 will be entitled to vote at the Annual Meeting. On such date, 15,845,243 shares of Common Stock were outstanding. Each stockholder is entitled to one vote per share held of record on the record date. This Proxy Statement and the accompanying proxy are first being mailed on or about April 6, 1998.

                  A majority of the shares of Common Stock entitled to vote, represented in person or by proxy, is required to constitute a quorum. If a quorum is not present at the time of the Annual Meeting, or if for any reason the Company believes that additional time should be allowed for the solicitation of proxies, the Company may adjourn or postpone the Annual Meeting with or without a vote of the stockholders.

                  All shares of Common Stock represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting and not properly revoked will be voted at the Annual Meeting in accordance with the instructions indicated thereon. If no specification is made, the proxies will be voted in favor of the matters listed on the proxy card. Directors must be elected by a plurality of votes cast (in person or by proxy) by the holders of Common Stock entitled to vote at the Annual Meeting if a quorum is present. All other matters shall be determined based upon the vote of the majority of votes cast (in person or by proxy) by the holders of Common Stock entitled to vote at the Annual Meeting if a quorum is present. Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum at the Annual Meeting, but will not have the effect of voting in opposition to a director or of a vote against the other proposals.

                  All expenses of the Annual Meeting, including the cost of soliciting proxies, will be paid by the Company. The Company may reimburse persons holding shares in their names for others, or holding shares for others who have the right to give voting instructions, such as brokers, banks, fiduciaries and nominees, for such persons' reasonable expenses in forwarding the proxy materials to their principals.

                  The mailing address of the Company's principal executive offices is 1105 North Market Street, Suite 1300, P.O. Box 8985, Wilmington, Delaware 19899. Any stockholder giving a proxy may revoke it by delivering a written notice of such revocation to the Secretary of the Company c/o SEI Management Company, LLC at 111 Westwood Place, Suite 420, Brentwood, Tennessee 37027 prior to the Annual Meeting, by submitting to the Company a more recently dated proxy or by attending the Annual Meeting and voting at any time before it is exercised.

                  In voting by proxy for the election of two nominees as Class II directors to serve three year terms, stockholders may vote in favor of both nominees, withhold their votes as to both nominees or withhold their votes as to a specific nominee. If no instructions are indicated, such proxies will be voted FOR the election of both nominees as directors.

PROPOSAL 1:             APPROVAL OF AMENDMENT TO THE COMPANY'S
                        1996 EMPLOYEE STOCK PURCHASE PLAN

                  The Board of Directors adopted, subject to approval of the stockholders, an amendment to the Company's 1996 Employee Stock Purchase Plan (the "Employee Plan") increasing the number of authorized shares of Common Stock under the Employee Plan from 200,000 to 350,000.

                  The following is a brief description of the material terms of the Employee Plan and the proposed amendment thereto. Such description is qualified in its entirety by reference to the full text of the Employee Plan and the amendment to the Employee Plan, which are attached hereto as Appendix A and Appendix B, respectively.

DESCRIPTION OF PROPOSED AMENDMENT

                  The Employee Plan, as amended, will provide for an increase in the number of shares of Common Stock reserved for purchase under the Employee Plan from 200,000 to 350,000. The purpose of the Employee Plan is to provide an opportunity for employees of the Company and its subsidiaries (collectively, the "Employees") to share in the growth and prosperity of the Company and its subsidiaries by acquiring a proprietary interest in the Company through the acquisition of shares of the Company's Common Stock. Of the 200,000 shares reserved for issuance under the Employee Plan, 71,066 shares have been issued under the Employee Plan.

DESCRIPTION OF THE EMPLOYEE PLAN

                  The Employee Plan grants to all eligible Employees an option to purchase shares of Common Stock at a discount from market value and is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The option is granted on January 1 and July 1 of each year. As of December 31, 1997, there were approximately 3,200 Employees. The Employee Plan is administered by the Compensation Committee of the Board of Directors. No member of the Compensation Committee is eligible to participate in the Employee Plan. None of the executive officers of the Company have elected to participate in the Employee Plan to date.

                  All Employees who have been employed for at least six months are eligible to participate in the Employee Plan, except: (i) Employees who are regularly scheduled to work less than 20 hours per week, (ii) Employees who are regularly scheduled to work fewer than 5 months during the year or (iii) Employees who directly or indirectly own (or would own upon exercise of options) 5% or more of the voting power or the value of all classes of the Company's capital stock.

                  On January 1 and July 1 of each year (the "Grant Date"), each eligible Employee is granted an option to purchase shares of Common Stock on the next following December 31 and June 30, respectively (the "Exercise Date"). The purchase price of the Common Stock under the option is 85% of the Common Stock's market price on either the Grant Date or the Exercise Date, whichever is lower. This right to purchase Common Stock is limited to the number of shares that may be purchased with 10% of the eligible Employee's compensation during the year. Moreover, the amount of Common Stock acquired through the Employee Plan during a calendar year by an Employee cannot exceed $25,000 (based on the fair market value of the Common Stock on each Grant
Date). In order to exercise the option granted under the Employee Plan, an Employee must authorize the Company to deduct a portion of the Employee's regular pay to be held for the purchase of Common Stock. On each Exercise Date, the funds deducted are used to purchase shares of Common Stock for each participating Employee. Options that are not exercised by the participating Employee terminate on the Exercise Date.

                  In general, an Employee's right to participate in the Employee Plan expires immediately on termination of employment. At that time, all payroll amounts that have been withheld and have not yet been used to purchase Common Stock since the previous Exercise Date are refunded to the Employee without interest. If termination that is due to death, disability or retirement occurs within three months of an Exercise Date, however, the Employee (or the personnel representative of his estate) may elect instead for amounts previously withheld to be used to purchase Common Stock at the next Exercise Date.

                  Below is a table setting forth information regarding shares of Common Stock issued under the Employee Plan for the fiscal year ended December 31, 1997:

                                    1996 EMPLOYEE STOCK PURCHASE PLAN

                                                          DOLLAR VALUE                         NUMBER OF
NAME AND POSITION                                     OF SHARES ISSUED (1)                   SHARES ISSUED
-----------------                                     --------------------                   -------------
Non-Executive Officer Employee                             $315,882                            48,411
    Group

---------------
(1) Based upon the closing sale price of the Company's Common Stock of $28.625 as reported on the New York Stock Exchange on December 31, 1997, less the purchase price paid for the shares.

FEDERAL INCOME TAX CONSEQUENCES

                  Generally, neither the grant nor the exercise of the options under the Employee Plan will result in taxable income to a participating Employee or a tax deduction for the Company if the Common Stock purchased under the Employee Plan is held for at least 18 months after the Exercise Date. When the Employee sells the Common Stock after satisfying this holding period, the Employee will recognize ordinary income equal to the fair market value of the Common Stock at the time of sale, or, if less, the fair market value at the Grant Date, minus the price paid to purchase the Common Stock. Any additional gain or loss realized by the Employee on the disposition of Common Stock will be subject to capital gains tax treatment. The Employee's tax basis for calculating capital gains will consist of the purchase price paid to acquire the Common Stock plus the amount of ordinary income recognized on the disposition.

                  An individual who disposes of the Common Stock before the 18-month holding period is satisfied will have engaged in a "disqualifying disposition" and will recognize ordinary compensation income on the difference between the price paid to acquire the Common Stock and its fair market value at the time of purchase. The individual's basis in the Common Stock after a disqualifying disposition is its fair market value at the time of exercise. The individual will also be subject to tax on capital gain, if any, upon the sale of the Common Stock on the amount realized in excess of the basis.

                  Generally, the Company is entitled to a tax deduction upon the occurrence of a disqualifying disposition for the amount of ordinary income recognized by the individual.

REGISTRATION UNDER THE SECURITIES ACT OF 1933

                  The Company intends to register the additional shares of Common Stock authorized for issuance under the Employee Plan on a Registration Statement on Form S-8 as soon as practicable after approval by the stockholders.

REQUIRED VOTE

                  Approval of the proposed amendment to the Employee Plan requires the affirmative vote of the majority of the votes cast (in person or by proxy) by the holders of Common Stock entitled to vote at the Annual Meeting.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE
                    AMENDMENT TO THE 1996 EMPLOYEE STOCK PURCHASE PLAN.

PROPOSAL 2:       ELECTION OF DIRECTORS

                  The Company's Restated Certificate of Incorporation ("Restated Certificate") provides that the Board of Directors shall be divided into three classes of as nearly equal size as possible. Approximately one-third of the directors are elected each year. The Board of Directors has nominated the two individuals named below under the caption "Class II Nominees" for election as directors to serve until the annual meeting of stockholders in 2001 or until their successors have been elected and qualified.

                  The Company's Bylaws provide that the Board of Directors shall consist of not less than two nor more than 11 directors as established by the Board of Directors. The size of the Board of Directors has been established at six directors.

REQUIRED VOTE

                  Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. The Company's Restated Certificate does not provide for cumulative voting and, accordingly, the holders of the Company's Common Stock do not have cumulative voting rights with respect to the election of directors. Consequently, each stockholder may cast one vote per share for each nominee. Unless a proxy specifies otherwise, the persons named in the proxy will vote the shares covered thereby FOR the nominees designated by the Board of Directors listed below. Should any nominee become unavailable for election, an event not now anticipated, shares covered by a proxy will be voted for a substitute nominee selected by the current Board of Directors.

CLASS II NOMINEES:

ALLEN L. HOVIOUS
Age -- 50

                  Mr. Hovious has served as the President of Hovious and Associates, Inc., a company providing strategic and marketing planning for national and international clients in a wide range of industries, since 1989. From 1980 until 1988, Mr. Hovious served in various positions, including Vice President - Senior Brand Director, for Brown-Forman Beverage Company, formerly Jack Daniel's Distillery, Lem Motlow Proprietor, Inc., an international consumer product company. Mr. Hovious is a graduate of the Harvard Graduate School of Business Administration where he received a Masters in Business Administration.

WILLIAM G. ROTH
Age -- 59
Director since August 1996

                  Mr. Roth served as Chairman of the Board of Directors of Dravo Corporation, a natural resources company that is the largest producer of lime in the United States, from 1989 to 1994. Mr. Roth also served as Chief Executive Officer of Dravo Corporation from 1987 to 1989. From 1985 to 1987, Mr. Roth served as President, Chief Operating Officer and a director of American Standard, Inc., a worldwide manufacturer of air conditioning, plumbing and transportation system products. From 1978 to 1985, Mr. Roth served as Chairman and Chief Executive Officer of The Trane Company, an international manufacturer and marketer of heating, ventilating and air conditioning ("HVAC") systems. Mr. Roth currently serves as a director of Dravo Corporation, Amcast Industrial Corporation and Teknowledge Corporation.

CONTINUING DIRECTORS:

                  The persons named below will continue to serve as directors until the annual meeting of stockholders in the year indicated or until their successors are elected and take office. Stockholders are not voting at this Annual Meeting on the election of Class I and Class III directors. The following shows the names, ages and principal occupations of each continuing director and the year in which each was first elected to the Board of Directors.

CLASS III DIRECTORS SERVING UNTIL 1999:

ALAN R. SIELBECK
Age -- 45
Director since March 1996

                  Mr. Sielbeck has served as Chairman of the Board and Chief Executive Officer of the Company since its inception in March 1996, and has served as its President since September 1997. Mr. Sielbeck has served as Chairman of the Board of AC Service & Installation Co., Inc. ("AC Service") and Donelson Air Conditioning Company, Inc. ("Donelson"), each a subsidiary of the Company, since 1990 and 1991, respectively. Mr. Sielbeck also served as President of AC Service and Donelson from 1990 and 1991, respectively, until August 1997. From 1985 to 1990, Mr. Sielbeck served as President of RC Mathews Contractor, Inc., a commercial building general contractor, and Chief Financial Officer of RCM Interests, Inc., a commercial real estate developing company. Mr.

Sielbeck currently serves as a director of Integrated Electrical Services, Inc.

TIMOTHY G. WALLACE
Age -- 39
Director since June 1996

                  Mr. Wallace has served as Vice President of Finance and Chief Financial Officer of Healthcare Realty Trust Incorporated, a company operating as a real estate investment trust, since January 1993. Mr. Wallace was a Senior Manager with responsibility for healthcare and real estate in the Nashville, Tennessee office of Ernst & Young LLP from June 1989 to January 1993. Prior to joining Ernst & Young LLP, he was employed by Arthur Andersen & Co. from September 1980 to June 1989.

CLASS I DIRECTORS SERVING UNTIL 2000:

RAYMOND J. DE RIGGI
Age -- 50
Director since June 1996

                  Mr. De Riggi has served as President of United Specialty Food Ingredients Companies, a subsidiary of ConAgra Food Products, a diversified food processing company, since November 1995. From 1992 to 1995, Mr. De Riggi served as Executive Vice President of Pet, Incorporated, a diversified food processing company, and from 1990 to 1992, he served as its Vice President of Operations. From 1987 to 1990, Mr. De Riggi served as President of Whitman's Chocolates, a division of Pet, Incorporated.

NORMAN T. ROLF, JR.
Age -- 51
Director since August 1996

                  Since 1988, Mr. Rolf has served as President of Rolf Coal and Fuel Corp., a subsidiary of the Company for which he previously served as a director and has been employed in various positions since 1966.

INFORMATION REGARDING THE BOARD OF DIRECTORS

                  The Board of Directors held five meetings during 1997, including regular and special meetings. Each director attended all of the meetings of the Board of Directors and committees thereof on which the director serves. In addition, the Board of Directors took ten actions by unanimous written consent during 1997.

                  The Committees of the Board of Directors consist of an Audit Committee, on which Messrs. De Riggi and Wallace serve, and a Compensation Committee, on which Messrs. Roth and Wallace serve. During 1997, the Audit Committee held three meetings. In addition, the Audit Committee took one action by written consent. The Compensation Committee held two meetings in 1997, and took one action by written consent. The Audit Committee is responsible for recommending the independent auditors to the Board of Directors, reviewing audit fees and supervising matters relating to audit functions and other financial controls. The Compensation Committee is responsible for approving compensation arrangements for executive officers of the Company, reviewing compensation plans, granting stock options and reviewing employee compensation policies. The Board of Directors has no standing nominating committee.

COMPENSATION OF DIRECTORS

                  Directors who are employees of the Company receive no additional compensation for serving on the Board of Directors. Non-employee directors are granted options to purchase 5,000 shares of Common Stock on the date of such director's election to the Board of Directors at an exercise price equal to the fair market value of the Common Stock on the date the options are granted. In addition, non-employee directors are entitled to receive (i) an annual fee of $10,000 payable in shares of Common Stock at a per share price equal to the fair market value of the Common Stock on the date of issuance or, at the director's election, payable $2,500 per quarter in cash, (ii) a fee of $750 payable in cash for each Board meeting or Committee meeting attended and (iii) options for the purchase of 1,000 shares of Common Stock automatically issued as of January 1 of each year during which the non-employee director serves the Company at a per share price equal to the closing price of the Common Stock on the date of grant. Such newly granted options are immediately exercisable for all shares subject to such options. Board members are reimbursed for their expenses for each meeting attended.


                  THE BOARD OF DIRECTORS RECOMMENDS THAT THE
              STOCKHOLDERS VOTE FOR THE ELECTION OF BOTH OF THE
                          PROPOSED CLASS II NOMINEES
                          TO THE BOARD OF DIRECTORS.

PROPOSAL 3:                SELECTION OF INDEPENDENT AUDITORS

                  Upon the recommendation of the Audit Committee, the Board of Directors of the Company has appointed, subject to the approval of the stockholders, the firm of Ernst & Young LLP as independent auditors to audit the Company's consolidated financial statements for the year ending December 31, 1998. If the appointment of Ernst & Young LLP is not approved by the stockholders, the matter will be referred to the Audit Committee for further review.

                  It is anticipated that representatives of Ernst & Young LLP will attend the Annual Meeting and will have an opportunity to make a statement, if they determine to do so, and will be available to respond to questions at that time.

             THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS
    VOTE FOR THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT
             AUDITORS TO AUDIT THE COMPANY'S CONSOLIDATED FINANCIAL
                STATEMENTS FOR THE YEAR ENDING DECEMBER 31, 1998.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

                  The following table sets forth certain information regarding beneficial ownership as of March 20, 1998 by (i) each director, nominee for director and executive officer, (ii) each person known by the Company to be the beneficial owner of more than 5% of the Common Stock of the Company and (iii) all directors and executive officers as a group. Except as otherwise indicated, the beneficial owners listed below have sole voting and investment power with respect to all shares owned by them, except to the extent such power is shared by a spouse under applicable law.

                                                         SHARES
                                                      BENEFICIALLY            PERCENTAGE OF
                                                        OWNED(1)            OUTSTANDING SHARES
                                                       --------             ------------------
          NAME OF BENEFICIAL OWNER
          ------------------------
Alan R. Sielbeck ..............................        781,252                    4.9%

Ronald L. Smith ...............................         24,324                    *

Anthony M. Schofield ..........................          3,000                    *

Alfred W. Taylor III ..........................             --                    *

James D. Abrams ...............................        254,406(2)                 1.6

Raymond J. De Riggi ...........................          7,000(3)                 *

Timothy G. Wallace ............................          7,000(3)                 *

William G. Roth ...............................         12,000(3)                 *

Norman T. Rolf, Jr ............................        130,563                    *

Allen L. Hovious ..............................             --                    *

All directors and executive officers as
a group(ten persons) ..........................      1,219,545(2)(4)              7.7

---------------
*        Less than 1%.
(1) Includes shares of Common Stock subject to options which may be exercised within 60 days of March 20, 1998. Such shares are deemed to be outstanding for the purposes of computing the percentage ownership of the individual holding such shares, but are not deemed outstanding for purposes of computing the percentage of any other person shown in the table.
(2) Includes 40,300 shares owned by Service Now, Inc., of which Mr. Abrams is a principal stockholder and officer.
(3) Includes 7,000 shares subject to outstanding options held by such individuals.
(4) Includes 21,000 shares subject to outstanding options held by such individuals.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

                  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors and persons who own more than 10% of a registered class of the Company's securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC").

                  Based solely on a review of copies of reports filed with the SEC and written representations from certain of the Company's directors and executive officers that no other reports were required, the Company notes that Ronald L. Smith filed a report on Form 4 after inadvertently failing to report in a timely manner the receipt of 24,299 shares of Common Stock in connection with the acquisition of Venture International, Ltd. by the Company. The Company also notes that Norman T. Rolf, Jr. filed a report on Form 5 after inadvertently failing to report in a timely manner the receipt of 655 shares of Common Stock as a result of post-closing adjustments to the purchase price paid by the Company to him in connection with the acquisition of Rolf Coal and Fuel Corp. by the Company.

                             EXECUTIVE COMPENSATION

                  The following table sets forth summary information concerning compensation paid or accrued by or on behalf of the Company's (i) Chief Executive Officer, (ii) one other executive officer and (iii) one former executive officer of the Company (hereinafter, collectively referred to as the "Named Executive Officers") for services rendered in all capacities to the Company for the years ended December 31, 1996 and 1997:

                           SUMMARY COMPENSATION TABLE

                                                                                                          LONG-TERM
                                                                  ANNUAL COMPENSATION                   COMPENSATION
                                           -------------------------------------------------------      ------------
                                                                                                          SECURITIES
                                                                                   OTHER ANNUAL           UNDERLYING
      NAME AND PRINCIPAL POSITION          YEAR      SALARY ($)    BONUS ($)    COMPENSATION($)(1)        OPTIONS(#)
      ---------------------------          ----      ----------    ---------    ------------------       -----------
Alan R. Sielbeck........................   1997       $269,588        (2)               --                    --
    Chairman of the Board, President       1996         86,538(3)     --                --                 40,000
    and Chief Executive Officer

Anthony M. Schofield....................   1997        121,953        (2)               --                    --
    Chief Financial Officer,               1996         58,385        --                --                 40,000
    Secretary and Treasurer

James D. Abrams.........................   1997        228,461(4)     (2)               --                    --
    Former President and                   1996         86,538(3)     --                --                 40,000(5)
    Chief Operating Officer

---------------
(1) Perquisites and other personal benefits paid to each of the Named Executive Officers is less than $50,000 or 10% of the total salary and bonus reported for the Named Executive Officers, and, therefore, the amount of such other annual compensation is not reported.
(2) The amount of bonus earned by each of the Named Executive Officers in 1997 has not been determined as of the date of this Proxy Statement.
(3) Does not include amounts paid by the Company's subsidiaries prior to being acquired by the Company on August 21, 1996.
(4) Includes $2,500 paid to Mr. Abrams as a non-employee director following termination of his employment with the Company.
(5) No options were outstanding at December 31, 1997 because of the termination of Mr. Abrams' employment.

     No stock options were granted to the Named Executive Officers in 1997.

                  No options were exercised in the year ended December 31, 1997. The following table summarizes certain information with respect to unexercised options held as of the end of the fiscal year by the Named Executive Officers:

                       AGGREGATED OPTION EXERCISES IN LAST
                         FISCAL YEAR AND FISCAL YEAR END
                                  OPTION VALUES

                                                     NUMBER OF
                                          SECURITIES UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                                              UNEXERCISED OPTIONS                     IN-THE-MONEY OPTIONS
                                             AT FISCAL YEAR-END(#)                 AT FISCAL YEAR-END($)(1)
                                        --------------------------------------   ---------------------------------
                 NAME                       EXERCISABLE     UNEXERCISABLE         EXERCISABLE        UNEXERCISABLE
                 ----                       -----------     -------------         -----------        -------------
Alan R. Sielbeck......................          --                40,000               --                $455,000

Anthony M. Schofield..................          --                40,000               --                 625,000

James D. Abrams.......................          --                    --               --                      --

---------------
(1) Based upon the closing sale price of the Company's Common Stock of $28.625 per share as reported on the New York Stock Exchange on December 31, 1997, less the exercise price for the options.

                  The Company has not awarded stock appreciation rights to any employee of the Company and has no long-term incentive plans, as such term is defined in SEC regulations.

EMPLOYMENT CONTRACTS AND TERMINATION AND CHANGE-IN-CONTROL ARRANGEMENTS

                  Pursuant to employment agreements, effective as of August 21, 1996, Messrs. Sielbeck and Schofield are employed as executive officers of the Company. The employment agreements of Messrs. Sielbeck and Schofield provide for annual base salaries of $250,000 and $110,000, respectively, which salaries are subject to annual review by the Compensation Committee, and bonuses, which amounts will be determined by the Compensation Committee. The term of each employment agreement is three years. Effective October 1, 1997, the Compensation Committee increased the annual salaries of Messrs. Sielbeck and Schofield to $311,000 and $150,600, respectively.

                  Mr. Abrams was employed as an executive officer of the Company pursuant to an employment agreement effective as of August 21, 1996. The employment agreement of Mr. Abrams provided for an annual base salary of $250,000, subject to annual review by the Compensation Committee. Mr. Abrams resigned as President of the Company effective September 1, 1997.

                  Each of the Named Executive Officers may terminate his respective employment agreement without cause by giving the Company 90 days prior written notice. Pursuant to the terms of his respective employment agreement, each Named Executive Officer has agreed not to disclose the Company's confidential information and not to compete against the Company during the term of his employment agreement and for a period of two years thereafter.

                  In the event a Named Executive Officer is terminated upon a "change-in-control" (as defined in the employment agreement), such Named Executive Officer will be paid all accrued base salary, bonus compensation to the extent earned, vested deferred compensation (other than plan benefits which will be paid in accordance with the applicable plan) and other benefits through the date of termination. In addition, such Named Executive Officer will receive as severance pay his base salary in monthly installments through the remaining term of the agreement, or at his election, a lump sum severance payment equal to the present value of the flow of severance payments that would otherwise be paid to him and an amount equal to two times the average annual bonus earned in the two years preceding termination and accelerated vesting of any awards granted under the Company's 1996 Incentive Stock Option Plan. Notwithstanding the foregoing, the Company is not required to pay any amount which is not deductible for federal income tax purposes.

                  Each Named Executive Officer is entitled to receive his accrued base salary, earned bonus, vested deferred compensation (other than plan benefits which will be paid in accordance with the applicable plan) and other benefits through the date of termination in the event that the Company terminates his employment without cause. In addition, he will receive as severance compensation his base salary for the greater of two years or the remaining term of his employment agreement, an amount equal to two times the average annual bonus earned in the two years preceding termination and accelerated vesting of any awards granted under the Company's 1996 Incentive Stock Option Plan.

                  In the event a Named Executive Officer is terminated for cause (as defined in the employment agreement), he is entitled to receive all accrued base salary, earned bonus compensation, vested deferred compensation (other than plan benefits which will be payable in accordance with the applicable plan) and other benefits through the date of termination, but shall receive no other severance benefits. Each Named Executive Officer's employment agreement may also be terminated if he dies, in which event his estate will receive these same payments and severance payments equal to three months salary.

                  In the event a Named Executive Officer becomes disabled for a period of 60 consecutive days, he is entitled to receive his base salary, insurance, bonus and other benefits for a period of six months from the date such disability began or for such shorter period as he is unable to perform his duties under his employment agreement, provided, however, that such Named Executive Officer's salary shall be reduced by any disability income paid to him pursuant to any disability insurance policy maintained under his employment agreement. In the event he is unable to perform his duties hereunder after the expiration of the six-month period, his employment agreement will terminate.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

                  The Compensation Committee of the Board of Directors during 1997 consisted of Mr. Roth and Mr. Wallace. None of the members of the Compensation Committee have at any time been an officer or employee of the Company.

EXECUTIVE OFFICERS OF THE COMPANY

                  The executive officers of the Company are as follows:

             NAME                     AGE                                       POSITION
             ----                     ---                                       --------
Alan R. Sielbeck                       45        Chairman of the Board, President and Chief Executive Officer

Ronald L. Smith                        61        Chief Operating Officer

Anthony M. Schofield                   43        Chief Financial Officer, Secretary and Treasurer

Alfred W. Taylor III                   42        Senior Vice President, Corporate Development

                  See "Proposal 2: Election of Directors - Continuing Directors" for information regarding the background of Mr. Sielbeck.

                  Mr. Smith has served as the Chief Operating Officer of the Company since September 1997. Mr. Smith served as Chief Executive Officer and President of Venture International, Ltd. from September 1991 until its acquisition by the Company in November 1997.

                  Mr. Schofield has served as Chief Financial Officer, Secretary and Treasurer of the Company since June 1996. From 1982 to 1996, Mr. Schofield served as Cost Manager, Vice President-Controller, Senior Vice President of Finance, and Division Controller for Perrigo Company of Tennessee, formerly Cumberland-Swan, Inc., a manufacturer of personal care health and beauty aid products. Mr. Schofield is certified by the American Institute of Certified Public Accountants as well as the Institute of Management Accountants, holding both CPA and CMA designations.

                  Mr. Taylor has served as the Senior Vice President, Corporate Development since August 1997. From 1995 to 1997, Mr. Taylor served as Chairman of the Board of Directors and Chief Executive Officer of Continua LLC, an information services and finance company. Prior to that time, from 1991 to 1995, Mr. Taylor served as a consultant to Service Corporation International ("SCI"), the largest provider of death care services and products in the world, on the expansion of SCI internationally following SCI's purchase of Arlington Corporation, an owner and operator of funeral homes and cemeteries which Mr. Taylor founded and served as Chief Executive Officer and President from 1987 until its acquisition by SCI.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

                  This report is submitted by the Compensation Committee of the Company at the direction of the Board of Directors pursuant to rules established by the SEC. This report provides certain data and information regarding the compensation and benefits provided to Mr. Sielbeck, the Company's Chief Executive Officer, as well as to Messrs. Abrams (through the effective date of his resignation from the Company) and Schofield. The Compensation Committee is responsible for establishing and administering the Company's executive compensation policies and programs within the guidelines of the Company's compensation philosophy.

COMPENSATION PHILOSOPHY

                  At the direction of the Board of Directors and the Compensation Committee, William M. Mercer, Incorporated ("Mercer") was engaged in late 1996 as an independent compensation consultant for the purpose of assisting the Compensation Committee in developing a comprehensive compensation policy for executives and other key employees that would address the immediate and long-term goals of the Company as a publicly traded corporation. With the assistance of Mercer, the Compensation Committee adopted a philosophy to provide significant ownership opportunity to the Named Executive Officers and other key employees so that they will continue to be motivated towards stockholder return and increased stockholder value. With respect to key employees of the heating, ventilating and air conditioning companies owned and operated by the Company, the Compensation Committee's philosophy is to provide performance incentives based on the net revenue and profitability of the individual companies. The compensation policies and programs utilized by the Compensation Committee with respect to the Named Executive Officers are designed to motivate and retain such officers and consist generally of the following:

                  - Base salaries competitive with those paid to executive officers of companies comparable in size and performance to the Company;

                  - Annual incentive compensation that reflects the executive officer's contribution to the Company's short-term objectives; and

                  - Long-term incentive compensation awarded primarily in the form of stock options that reflects the executive officer's contribution to the Company's long-term goals.

                  The compensation program of the Company for its Named Executive Officers currently consists of (i) base salary and annual incentive compensation in the form of bonus payments payable in a combination of cash and stock options, (ii) long-term incentive compensation in the form of stock options and (iii) use of an automobile with respect to Mr. Sielbeck.

COMPENSATION

                  In 1997, Mercer reviewed compensation practices in selected companies of comparable size and performance and recommended base salaries and annual incentive target guidelines for the Named Executive Officers of the Company.

                  The following briefly describes the sources of compensation:

                  Base Salary. Each of Messrs. Sielbeck, Abrams and Schofield entered into an employment agreement effective August 21, 1996 that established his respective base salary. Under the terms of the employment agreements, the Compensation Committee has the sole discretion to increase the base salaries of the Named Executive Officers. Such increases, if any, to base salary are made after receiving the recommendation of Mercer and comparisons to the base salaries of executive officers of selected companies similar in size and performance to the Company located in various parts of the United States. In addition, increases to base salaries are based upon an assessment, reflecting competitive market practices, experience, tenure in position and individual and corporate performance.

                  Annual Incentive Compensation. The Named Executive Officers' annual incentive compensation consists of bonus payments payable in a combination of cash and stock options. Such compensation is made after receiving the recommendation of Mercer and reflects the degree to which the Named Executive Officer contributes to the realization of established short-term objectives of the Company. These bonuses are intended to be a substantial incentive for the Named Executive Officers to achieve those objectives. In determining annual incentive compensation, the Compensation Committee reviews performance factors, including, but not limited to, a comparison of actual net revenue, pre-tax earnings, profit margins and cash flow from operations achieved during the year compared to targeted amounts for such results. Each of these factors is generally weighted equally in determining bonuses. Annual incentive compensation and the total annual cash compensation are intended to be competitive with prevailing market practices.

                  Long-Term Incentive Compensation. The Company's long-term compensation strategy includes the grant of stock options. The Company grants stock options to provide a total compensation package which rewards contributions by the Named Executive Officers to the Company's long-term stock performance. These grants are intended not only to motivate and retain the Named Executive Officers in the service of the Company, but to induce them to direct their efforts toward optimizing total return to stockholders as measured over an extended period of time and to more closely align the Named Executive Officers' interests with those of the Company's stockholders.


COMPENSATION PAID IN 1997 TO THE CHIEF EXECUTIVE OFFICER

                  Under Mr. Sielbeck's employment agreement, his annual base salary is subject to annual increases at the discretion of the Compensation Committee. Mr. Sielbeck is entitled to participate in the Company's 1996 Incentive Stock Option Plan, the Company's 1997 Nonqualified Stock Option Plan and all other benefit programs generally available to executive officers of the Company. The Company does not provide Mr. Sielbeck with incidental perquisites such as club memberships, financial planning or other similar items, other than use of an automobile. Pursuant to the terms of his employment agreement entered into prior to the formation of the Compensation Committee, Mr. Sielbeck's base salary for 1997 was $250,000. In response to the recommendations of Mercer and in recognition of the performance of Mr. Sielbeck and the financial results of the Company, the Compensation Committee determined to increase Mr. Sielbeck's base salary by 24.4% to $311,000 annually, effective October 1, 1997. The amount of salary payable to Mr. Sielbeck was based upon the Compensation Committee's desire to target the Company's compensation paid to its executive officers at approximately the 50th percentile of the comparable companies used in Mercer's study and, because of the Company's growth strategy, bonuses and stock options to place the Company at approximately the 75th percentile for total remuneration. The salary level was also based upon the Company's improved earnings per share, return on capital, pre-tax earnings, pre-tax profit margin and cash flow from operations over 1996 levels.

                  As Chief Executive Officer, Mr. Sielbeck is entitled to earn a bonus on the same basis as all other executive officers of the Company. The bonus will be based on the factors discussed above for the increase in Mr. Sielbeck's base salary. Mr. Sielbeck was not granted options in 1997 to purchase shares of Common Stock.

                  Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid to the company's chief executive officer and the four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Company intends to structure the performance-based portion of the compensation of its executive officers in a manner that complies with this statute.




                             COMPENSATION COMMITTEE




                                             Timothy G. Wallace (Chairman)
                                             William G. Roth

                          COMPARATIVE PERFORMANCE GRAPH

                  The following graph compares the percentage change of cumulative total stockholder return on the Company's Common Stock with (a) the performance of a broad equity market indicator, the Russell 2000 Index (the "Broad Index") and (b) the performance of a published industry index, Media General Financial Services Industry Group 059 - Plumbing, Heating and Air Conditioning (the "Industry Index"). The graph begins on August 16, 1996, the date on which the Company's Common Stock first began trading on the Nasdaq National Market, and assumes the investment of $100 on such date in the Company's Common Stock, and the investment of $100 on August 31, 1996 with respect to the Broad Index and the Industry Index.



        Measurement Period               SERVICE            INDUSTRY           BROAD
      (Fiscal Year Covered)            EXPERTS INC           INDEX             MARKET
8/16/96                                        100               100              100
9/30/96                                     155.77            103.82           103.91
12/31/96                                    200.00            117.62           109.31
3/31/97                                     165.38            113.08           103.66
6/30/97                                     188.46            124.45           120.46
9/30/97                                     208.15            136.25           138.37
12/31/97                                    220.23            132.44           133.73

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

                  Service Now, Inc. ("Service Now"), of which Mr. Abrams is a principal stockholder and an officer, is a 48% stockholder of SuccessWare, Inc., a corporation that provides management and financial information systems software to the Company ("SuccessWare"). In 1997, the Company and its subsidiaries made aggregate payments to SuccessWare of approximately $450,000. In late 1997, the Company decided to phase-out the use of SuccessWare software and purchased a new software program from an unrelated vendor. The Company expects to make payments to SuccessWare in 1998 of approximately $75,000 and expects to complete the phase-out of SuccessWare by the second quarter of 1999. In August 1996, the Company acquired all of the capital stock of Air Experts, Inc., a United Services Company and Service Experts of Palm Springs, Inc., both of which were wholly-owned subsidiaries of Service Now. Service Now continues to own and operate other HVAC companies, none of which are located in geographic areas served by the Company's existing service centers ("Service Centers"). In addition, the Company purchased from Service Now the exclusive rights to the name "Service Experts" in exchange for $60,000.

                  Mr. Abrams is a principal stockholder of Clean Indoor Air, Inc. ("Clean Indoor Air"), which licenses air filters and other products from manufacturers and sublicenses them to HVAC contractors, including certain of the Company's Service Centers. The Company has not entered into any definitive agreements with Clean Indoor Air, but certain Service Centers purchase filters from Clean Indoor Air from time to time. In 1997, the Company's Service Centers made aggregate payments to Clean Indoor Air and its predecessor company, J&J Success, Inc. d/b/a Fusion Filters, Inc., of approximately $895,000. The Company and many of its Service Centers also utilize, from time to time, the services of Travel Now, Inc., a travel agency, of which Mr. Abrams is a principal stockholder.

                  Mr. Abrams is the sole stockholder of Equity Gain Group, Inc. ("Equity Gain"), an HVAC consulting company. In March 1998, the Company entered into an agreement with Equity Gain whereby Equity Gain will provide consulting services to Contractor Success Group, Inc., a wholly-owned subsidiary of the Company, in exchange for $150,000 per year in consulting fees.

                              STOCKHOLDER PROPOSALS

                  If a stockholder wishes to have a proposal considered for inclusion in the Company's proxy materials for the 1999 annual meeting of stockholders, the proposal must comply with the SEC's proxy rules, be stated in writing and be submitted on or before November 30, 1998. Any proposals should be mailed to the Company c/o SEI Management Company, LLC, at 111 Westwood Place, Suite 420, Brentwood, Tennessee 37027, Attention: Anthony M. Schofield, Chief Financial Officer, Secretary and Treasurer.

                                  OTHER MATTERS

                  The Board of Directors is not aware of any other matters to be brought before the Annual Meeting. If any other matters, however, are properly brought before the Annual Meeting, the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect to such matters in accordance with their best judgment.

                  UPON THE WRITTEN REQUEST OF ANY HOLDER OF THE COMPANY'S COMMON STOCK ENTITLED TO VOTE AT THE 1998 ANNUAL MEETING OF STOCKHOLDERS, THE COMPANY WILL FURNISH, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1997, AS FILED WITH THE SEC. REQUESTS SHOULD BE DIRECTED TO ANTHONY M. SCHOFIELD, CHIEF FINANCIAL OFFICER, SECRETARY AND TREASURER, SERVICE EXPERTS, INC., C/O SEI MANAGEMENT COMPANY, LLC, 111 WESTWOOD PLACE, SUITE 420, BRENTWOOD, TENNESSEE 37027.

                                          By Order of the Board of Directors,

                                          /s/ Anthony M. Schofield
                                          ------------------------
                                          Anthony M. Schofield
                                          Chief Financial Officer,
                                          Secretary and Treasurer

                                                                      APPENDIX A

                              SERVICE EXPERTS, INC.
                        1996 EMPLOYEE STOCK PURCHASE PLAN

                 As Amended and Restated Effective July 1, 1997

                  Service Experts, Inc., a Delaware corporation, adopted the Service Experts, Inc. Employee Stock Purchase Plan for the benefit of its eligible employees and eligible employees of its subsidiaries, effective August 16, 1996. The purpose of this Plan is to provide an opportunity for eligible employees to share in the growth and prosperity of the Sponsoring Employer (as defined in Section 1.17) and its subsidiaries by acquiring a proprietary interest in the Sponsoring Employer through acquisition of shares of the Sponsoring Employer's common stock. This Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended (the "Code").

                  The Plan was amended effective January 1, 1997, to modify the definition of "Normal Pay" under the Plan. The Sponsoring Employer has completely amended and restated the Plan, effective July 1, 1997, to provide for the grant of a new option on July 1 of each year and to effect corresponding administrative modifications.

                                    ARTICLE I
                                   DEFINITIONS

                  As used herein, the following words and phrases shall have the meanings specified below, unless a different meaning is plainly required by the context:

                  1.1 "Board of Directors" shall mean the Board of Directors of Service Experts, Inc.

                  1.1 The "Committee" shall mean the Compensation Committee of the Sponsoring Employer's Board of Directors.

                  1.3 "Continuous Service" shall mean the number of full years and completed months of continuous employment with an Employer calculated from an Employee's last hire date to the Employee's date of severance of employment for any reason. Continuous Service shall not be broken and shall be credited for absences due to vacation, temporary sickness or injury, other paid leaves of absence authorized by an Employer, and leaves of absence which would not cause an individual to cease to be an Employee.

                  1.4 "Contribution Account" shall mean the account recorded on the records of the Sponsoring Employer established on behalf of a Member to which the amount of the Member's contributions made pursuant to Article IV shall be credited.

                  1.5 "Effective Date" shall mean August 16, 1996.

                  1.6 "Employee" shall mean each current or future employee of an Employer as defined in Treasury Regulation Section 1.423-2(b), Section 1.421-7(h) and any other Regulations later finalized.

                  1.7 "Employer" shall mean the Sponsoring Employer, its successors, any future parent (as defined in Section 424(e) of the Code) and each current or future subsidiary (as defined in Section 424(f) of the Code).

                  1.8 "Exercise Date" shall mean, as applicable, the June 30 or December 31 of each calendar year which occurs 12 months following each Grant Date.

                  1.9 "Grant Date" shall mean the January 1st and July 1st of each calendar year.

                  1.10 "Issue Price" shall mean the purchase price of the Sponsoring Employer Stock to be charged to participating Members on the Exercise Date, as determined under Section 5.2.

                  1.11 "Market Price" shall mean the last reported sale price for the day upon which the Market Price is to be determined or, if there are no sales on such date, the last reported sale price for the most recent day preceding such date, in either case as reported on The Nasdaq Stock Market's National Market or any other automated interdealer quotation system sponsored by a registered national securities association on which the Sponsoring Employer Stock is quoted or an exchange on which the Sponsoring Employer Stock is traded. Notwithstanding the foregoing, if there shall be any material alteration in the present system of reporting sale prices of the Sponsoring Employer Stock, or if the Sponsoring Employer Stock shall no longer be quoted on an automated interdealer quotation system sponsored by a registered national securities association or listed on a national securities exchange, the Market Price of the Sponsoring Employer Stock as of a particular date shall be determined using such method as shall be determined by the Committee provided such method is appropriate to qualify the Plan as an employee stock purchase plan under Section 423 of the Code.

                  1.12 "Member" shall mean any Employee of an Employer who has met the conditions and provisions for becoming a Member as provided in Article III.

                  1.13 "Member's Contribution Rate" shall be an exact number of dollars elected by the Member to be contributed by regular payroll deductions to his Contribution Account as outlined in Section 4.1.

                  1.14 "Normal Pay" for purposes of determining the number of shares that can be obtained in any Option Period shall be gross wages paid to Employees in the Option Period, other than "executive bonuses." Notwithstanding the foregoing, Normal Pay for Statutory Insiders shall not be greater than the amount provided under the terms of the Plan prior to January 1, 1997.

                  1.15 "Option Period" shall mean the 12-month period following each Grant Date and ending with the respective Exercise Date.

                  1.16 "Plan" shall mean the Service Experts, Inc. 1996 Employee Stock Purchase Plan as set forth herein and all subsequent amendments hereto.

                  1.17 "Sponsoring Employer" shall mean Service Experts, Inc., a Delaware corporation, or its successors, the Plan sponsor for all purposes.

                  1.18 "Sponsoring Employer Stock" shall mean, subject to adjustment as provided in Article X, those shares of the Sponsoring Employer's Common Stock, $.01 par value per share, which pursuant to Article II are reserved for issuance upon the exercise of the options granted under this Plan.

                                   ARTICLE II
                                ISSUANCE OF STOCK

                  The Sponsoring Employer hereby reserves 200,000 shares of Sponsoring Employer Stock for issuance upon the exercise of the options granted hereunder; provided, that the class and aggregate number of shares which may be issued upon exercise of options granted hereunder shall be subject to adjustment in accordance with the provisions of Article X. These shares may be authorized and unissued shares, issued shares held in or acquired for the treasury of the Sponsoring Employer, or shares of stock reacquired by the Sponsoring Employer upon purchase in the open market or otherwise.

                                   ARTICLE III
                                   ELIGIBILITY

                  3.1 Every Employee whose customary employment with an Employer on the Effective Date is at least 20 hours per week and more than five months in a calendar year shall be eligible to participate as of the Effective Date. Every other Employee whose customary employment is at least 20 hours per week and more than five months in a calendar year shall be eligible to participate as of any Grant Date coincident with or immediately following his completion of at least six months of Continuous Service. An Employee shall not be eligible to participate, however, if immediately after the options are granted such Employee would own stock possessing five percent or more of the total combined voting power or value of all classes of the Sponsoring Employer or a subsidiary corporation or parent corporation (as those terms are defined in Section 424(e) and (f) of the Code). For purposes of this paragraph, the ownership attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an Employee and stock which the Employee may purchase under outstanding options (under this or any other agreement) shall be treated as stock owned by the Employee.

                  3.2 Upon becoming a Member, the Employee shall be bound by the terms of this Plan, including any amendments thereto. Each Employee who becomes eligible to participate shall be furnished a summary of the Plan and a form for election to participate. Each Employee electing to participate shall complete such form and file it with the Employer no later than 15 days prior to the next Grant Date (or no later than October 15, 1996 in the first Option Period). The completed request for participation shall indicate the amount of the Member's Contribution Rate authorized by the Member in accordance with

Section 4.1. If any Employee does not elect to participate in any given Option Period he or she may elect to participate as of any future Option Period if he or she continues to meet the eligibility requirements and files an election to participate at least 15 days prior to the next Grant Date.

                                   ARTICLE IV
                                  CONTRIBUTIONS

                  4.1 In order to participate in this Plan and exercise any option granted hereunder, a Member must file with the Employer an election to participate in accordance with Section 3.2 and must authorize his Employer to deduct through a payroll deduction an exact number of dollars or percentage of Normal Pay (in whole percentages) on each payroll date, but not less than $10 per month, such being the Member's "Contribution Rate." Such authorization shall be in writing and on such forms as are provided by the Committee. Payroll deductions shall begin as of the first pay period on or after a Grant Date during each Option Period. For all purposes of this Plan, a Member's contributions shall be allocated to and deemed a part of the Member's Contribution Account. Member contributions will not be permitted to begin at any time other than the first pay period on or after a Grant Date during an Option Period. The Employers shall transfer all withheld amounts to the Sponsoring Employer which may use such amounts for any valid corporate purposes. No interest shall accrue or be paid on any amounts withheld under this Plan.

                  4.2 The Member's Contribution Rate for an Option Period shall remain in effect for the Option Period which begins immediately thereafter, unless changed by the Member in writing on such forms as are provided by the Committee and filed with the Employer at least 30 days prior to such successive Option Period.

                  4.3 A Member may elect to discontinue his or her contributions hereunder only during the first three months of an Option Period by providing written notice to the Employer on such forms as are provided by the Committee. Such discontinuance shall become effective not more than 30 days following receipt of the written notice by the Employer.

                  4.4 A Member may elect to withdraw any or all of their contributions only during the first three months of an Option Period by providing written notice to the Employer on such forms as are provided by the Committee. If contributions are withdrawn during the Option Period, however, no further contributions will be permitted during that Option Period.

                                    ARTICLE V
                                GRANT OF OPTIONS

                  5.1 Every Employee who is otherwise eligible to become a Member hereunder shall, on the Grant Date of each Option Period and without further action of the Committee, be granted an option to purchase a number of whole shares of Sponsoring Employer Stock that, in the aggregate, has an Issue Price that is not more than ten percent of such Employee's Normal Pay during the Option Period; provided, however, that the options granted hereunder are limited so that the total Market Price of Sponsoring Employer Stock that can be purchased under such options does not exceed $25,000 (determined on the date that options are granted) during any one calendar year. Options granted under this Plan shall be subject to such amendments or modifications as the Sponsoring Employer shall deem necessary to comply with any applicable law or regulation, and shall contain such other provisions as the Sponsoring Employer shall from time to time approve and deem necessary. Options not exercised pursuant to Section 6.1 shall terminate at 11:59 p.m. (Eastern Time) on the Exercise Date. In the event an outstanding option shall for any reason expire, the shares of Sponsoring Employer Stock allocable to the unexercised portion of such option may again be subject to option under the Plan. This Plan is subject to stockholder approval as provided in Section 11.11 and unless so approved on or before the date which is 12 months after the date this Plan is adopted by the Board of Directors, this Plan and all options granted hereunder shall terminate and become void.

                  5.2 The Issue Price of the Sponsoring Employer Stock under this Plan shall, with respect to each Option Period, be equal to the lesser of:
(i) 85% of the Market Price on the applicable Exercise Date; or (ii) 85% of the Market Price on the applicable Grant Date.

                  5.3 Notwithstanding any provision of this Plan, no Employee shall receive options to purchase Sponsoring Employer Stock which permit the rights of an Employee to purchase stock under all "employee stock purchase plans" of the Sponsoring Employer and its parent corporation and subsidiary corporations (as the terms "parent corporation" and "subsidiary corporation" are defined in Section 424(e) and (f) of the Code) to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time the option is granted) for each calendar year in which the option is outstanding at any time. For purposes of this Section (i) the right to purchase stock under an option accrues when the option (or any portion thereof) first becomes exercisable during the calendar year, (ii) the right to purchase stock under an option accrues at the rate provided in the option but in no case may such rate exceed $25,000 of fair market value of such stock (determined at the time such option is granted) for any one calendar year, and (iii) a right to purchase stock which has accrued under one option granted pursuant to the Plan may not be carried over to any other option.

                                   ARTICLE VI
                               EXERCISE OF OPTIONS

                  6.1 On each Exercise Date, the Member's Contribution Account shall be used to purchase the maximum number of whole shares of Sponsoring Employer Stock determined by dividing the Issue Price into the balance of the Member's Contribution Account (subject to the limitations set forth in Section 5.3). Any money remaining in a Member's Contribution Account after the Exercise Date which was not needed to exercise the Member's option to the fullest extent as calculated pursuant to Section 5.1 shall be returned to the Member. Any money remaining in a Member's Contribution Account solely as a result of an amount representing a fractional share, however, shall remain in the Member's Contribution Account unless the return of such amount is requested by the Member in writing on a form supplied by the Committee. If such return is not requested, the balance will remain in the Member's Contribution Account to be used in the next Option Period along with new contributions made in that Option Period.

                  6.2 If the total number of shares to be purchased under option by all Members exceeds the number of shares authorized under Article II of this Plan, a pro-rata allocation of the available shares will be made among all Members authorizing such payroll deductions based on the amount of their respective payroll deductions through the Exercise Date.

                  6.3 The certificates for Sponsoring Employer Stock purchased through the exercise of the option granted hereunder shall be issued as soon as practicable after the Exercise Date.

                                   ARTICLE VII
                            TERMINATION OF EMPLOYMENT

                  7.1 Any Employee whose employment with all Employers is terminated for any reason, except death or retirement, during the Option Period shall cease being a Member immediately. The balance of the Member's Contribution Account shall be paid to such Member, or to such Member's legal representative, as soon as practicable after such Member's termination. Any right to purchase Sponsoring Employer Stock under the option granted to such Member by participation in this Plan shall be deemed null and void.

                  7.2 If a Member dies or retires for reasons of age or disability during an Option Period, no further contributions on behalf of the Member shall be accepted under the Plan. If the Member's termination of employment with all Employers is more than three months prior to the Exercise Date during such Option Period, the Committee will direct that the balance of the Member's Contribution Account be paid to the Member (or his personal representative if deceased) as soon as administratively feasible. If the Member's termination of employment occurs not more than three months prior to the Exercise Date during such Option Period, the balance accumulated in the Member's Contribution Account shall be used to purchase Sponsoring Employer Stock in accordance with Article VI, unless the Member (or his personal representative) notifies the Committee in writing of his election to withdraw the balance of his Contribution Account prior to the Exercise Date.

                                  ARTICLE VIII
                              DISPOSITION OF STOCK

                  If a Member or former Member disposes of any shares of Sponsoring Employer Stock obtained under this Plan (i) prior to two years after the Grant Date of such share, or (ii) prior to one year after the Exercise Date of such share, that Member or former Member must notify the Committee immediately of such disposition in writing. All dispositions of Sponsoring Employer Stock shall be made in compliance with applicable federal and state securities laws.

                                   ARTICLE IX
                                 ADMINISTRATION

                  The Plan shall be administered by the Committee. No member of the Committee shall be eligible to participate in the Plan while a member of the Committee. Meetings shall be held at such times and places as shall be determined by the Committee. A majority of the members of the Committee shall constitute a quorum for the transaction of business, and the vote of a majority of those members present at any meeting shall decide any question brought under the Plan. No member of the Committee shall be liable for any act or omission of any other member of the Committee or for any act or omission on his own part related to the Plan, including but not limited to the exercise of any power or discretion given to him under the Plan, except those resulting from his own gross negligence or willful misconduct. All questions of interpretation and application of the Plan, or of options granted hereunder, shall be subject to the determination, which shall be final and binding, of a majority of the whole Committee. The Plan shall be administered in order to qualify the options granted hereunder as options granted pursuant to an "employee stock purchase plan" described in Section 423 of the Code.

                                    ARTICLE X
                     CHANGES IN COMPANY'S CAPITAL STRUCTURE

                  10.1 The existence of this Plan shall not affect in any way the right or power of the Sponsoring Employer or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Sponsoring Employer's capital structure or its business, or any merger or consolidation of the Sponsoring Employer, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Sponsoring Employer Stock or rights thereof, or the dissolution or liquidation of the Sponsoring Employer, or any sale or transfer of all or part of its assets or business, or any other corporate act or proceeding, whether of similar character or otherwise.

                  10.2 In the event of a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend or other increase or decrease of the number of shares of the Sponsoring Employer's Stock outstanding without receiving compensation in money, services, or property, then the class of shares of the Sponsoring Employer's Stock set forth in Section 1.18 of the Plan, the number of shares of stock reserved pursuant to Article II, and the number of options granted a Member shall be appropriately adjusted as determined by the Committee. The Committee's determination shall be final, binding, and conclusive, provided that each option granted pursuant to this Plan shall not be adjusted in a manner that causes the option to fail to continue to qualify as an option issued pursuant to an "employee stock purchase plan" within the meaning of Section 423 of the Code.

                  10.3 Subject to any required action by the stockholders, if the Sponsoring Employer is the surviving corporation in any merger or consolidation, each outstanding option shall pertain to and apply to the securities to which a holder of the number of shares of Sponsoring Employer Stock subject to the option would have been entitled. Unless adopted by the surviving corporation, a dissolution or liquidation of the Sponsoring Employer or a merger or consolidation in which the Sponsoring Employer is not the surviving corporation, shall cause each outstanding option to terminate; provided that the Committee in its sole discretion, immediately prior to such dissolution or liquidation, or merger or consolidation in which the Corporation is not the surviving corporation, may direct that the Option Period end on a date immediately prior to the effective date of such event.

                                   ARTICLE XI
                                  MISCELLANEOUS

                  11.1 Each Member, former Member, or any other person who shall claim a right or benefit under this Plan, shall be entitled only to look to such Member's Employer for such benefit.

                  11.2 The Board of Directors may at any time or from time to time amend the Plan in any respect, except that, without approval of the stockholders of the Sponsoring Employer within 12 months prior to or after the date the amendment is adopted by the Board of Directors, no amendment may (i) increase the number of shares reserved under the Plan other than as provided in
Article X, (ii) modify the class of employees eligible to participate in the Plan, (iii) reduce the Issue Price per share as defined herein, (iv) materially increase the benefits accruing to Statutory Insiders under the Plan, or (v) materially modify the requirements as to eligibility of Statutory Insiders in the Plan. The Sponsoring Employer may terminate the Plan at any time. If the Plan is terminated, the date of termination shall be treated as the Exercise Date and all funds in a Member's Contribution Account not expended to purchase Sponsoring Employer Stock shall be refunded to the Member.

                  11.3 The Employers will pay all expenses that may arise in connection with the administration of this Plan.

                  11.4 Any headings or subheadings in this Plan are inserted for convenience of reference only and are to be disregarded in the construction of any provisions hereof. All references in this Plan to Articles and Sections are to Articles and Sections of this Plan unless specified otherwise.

                  11.5 This Plan shall be construed in accordance with the laws of the state of incorporation of the Sponsoring Employer to the extent federal law does not supersede and preempt such law.

                  11.6 A misstatement in the age, length of Continuous Service, date of employment or any other such matter shall be corrected when it becomes known that any such misstatement of fact has occurred.

                  11.7 The option to purchase Sponsoring Employer Stock arising by participation in this Plan is not transferable by a Member other than by will or the laws of descent and distribution and is exercisable during his lifetime only by him.

                  11.8 This Plan will not be deemed to constitute a contract between an Employer and any Member or to be in consideration of or an inducement for the employment of any Member or Employee. Nothing contained in this Plan shall be deemed to give any Member or Employee the right to be retained in the service of an Employer or to interfere with the right of an Employer to discharge any Member or Employee at any time regardless of the effect which such discharge shall have upon him as a Member of the Plan.

                  11.9 No liability whatsoever shall attach to or be incurred by any past, present or future stockholders, officers, or directors, as such, of an Employer, under or by reason of any of the terms, conditions, or agreements contained in this Plan or implied therefrom, and any and all liabilities of, and any and all rights and claims against an Employer, or any stockholder, officer, or director, as such, whether arising at common law or in equity or created by statute or constitution or otherwise, pertaining to this Plan, are hereby expressly waived and released by every Member, as a part of the consideration for any benefits provided by the Employers under this Plan.

                  11.10 With respect to administration of the Plan, the Sponsoring Employer shall indemnify each present and future member of the Committee and the Board of Directors against, and each member of the Committee and the Board of Directors shall be entitled without further act on his or her part to indemnity from the Sponsoring Employer, for all expenses (including the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Sponsoring Employer itself) reasonably incurred by him or her in connection with or arising out of any action, suit or proceeding in which he or she may be involved by reason of his or her being or having been a member of the Committee and the Board of Directors, whether or not he or she continues to be such a member of the Committee and the Board of Directors at the time of incurring such expenses; provided, however, that such indemnity shall not include any expenses incurred by any such member of the Committee and the Board of Directors (a) in respect of matters as to which he shall be finally adjudged in any such action, suit, or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his or her duty as such a member of the Committee and the Board of Directors, or (b) in respect of any matter in which any settlement is effected, to an amount in excess of the amount approved by the Sponsoring Employer on the advice of its legal counsel; and provided further, that no right of indemnification under the provisions set forth herein shall be available to or enforceable by any such member of the Committee and the Board of Directors unless, within 60 days after institution of any such action, suit, or proceeding, he or she shall have offered the Sponsoring Employer, in writing, the opportunity to handle and defend same at its own expense. The foregoing right of indemnification shall inure to the benefit of the heirs, executors, or administrators of each such member of the Committee and the Board of Directors and shall be in addition to all other rights to which such member of the Committee and the Board of Directors may be entitled as a matter of law, contract, or otherwise.

                  11.11 Notwithstanding any other provisions of this Plan, in order for this Plan to continue as effective, it must be approved by the stockholders holding at least a majority of the voting stock of the Sponsoring Employer on or before the date which is 12 months after the date it is adopted by the Board of Directors.

                  11.12 The Sponsoring Employer's obligation to sell and deliver stock under the Plan is at all times subject to all approvals of any governmental authorities required in connection with the authorization, issuance, offer, sale, or delivery of such stock and compliance with applicable state and federal securities laws.

                  11.13 Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered or sent by mail. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered on the date which it is personally delivered, or, whether actually received or not, on the third business day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address which such person has theretofore specified by written notice delivered in accordance herewith. Notwithstanding any of the foregoing, any notice required or permitted to be given by or on behalf of a Member under Section 7.2 or Article IV hereof, shall only be effective as of the date of its actual receipt. Any party may change, at any time and from time to time, by written notice to the other, the address which it, he, or she had theretofore specified for receiving notices. Until changed in accordance herewith, the Sponsoring Employer shall be entitled to use the address of a Member in the Employer's records. Any person entitled to notice hereunder may waive such notice.

                  11.14 In the event the Sponsoring Employer should receive notice that this Plan fails to qualify as an "employee stock purchase plan" under Section 423 of the Code, the Sponsoring Employer shall have the option of returning all then existing Members' Contribution Accounts to the Members and terminating the Plan.

                  11.15 Any words herein used in the masculine shall be read and construed in the feminine where they would so apply. Words in the singular shall be read and construed as though in the plural in all cases where they would so apply.

                  11.16 This Plan is intended to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and to the extent necessary or appropriate shall be interpreted to comply with such Rule 16b-3.

                                                                      APPENDIX B

                    SECOND AMENDMENT TO SERVICE EXPERTS, INC.
                        1996 EMPLOYEE STOCK PURCHASE PLAN

                  WHEREAS, on August 16, 1996, Service Experts, Inc. (the "Company") adopted the 1996 Employee Stock Purchase Plan (the "Plan"); and

                  WHEREAS, the Plan has been amended effective April 14, 1997, and such amendment was approved by the stockholders of the Company;

                  WHEREAS, the Board of Directors desires to increase the number of authorized shares available for issuance under the Plan;

                  NOW, THEREFORE, effective April 1, 1998, Article II of the Plan is hereby amended by deleting the reference to "two hundred thousand (200,000) shares of Sponsoring Employer Stock" and replacing such reference with "three hundred fifty thousand (350,000) shares of Sponsoring Employer Stock".

                  IN WITNESS WHEREOF, the undersigned officer has executed this Amendment pursuant to authority granted by the Board of Directors of the Company on this _____ day of _________________, 1998.

                                                 SERVICE EXPERTS, INC.

                                                 By:
                                                    ----------------------------
                                                 Title:
                                                       -------------------------

                                                                      Appendix C


                             SERVICE EXPERTS, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 1, 1998

    The undersigned hereby appoints Alan R. Sielbeck and Anthony M. Schofield, or either of them, with power of substitution, as proxies to vote all stock of Service Experts, Inc. (the "Company") owned by the undersigned at the Annual Meeting of Stockholders to be held at the Nashville City Club, SunTrust Bank Building, 201 Fourth Avenue North, Nashville, Tennessee, at 9:00 a.m. on May 1, 1998, and any adjournment thereof, on the following matters as indicated below and such other business as may properly come before the meeting.

1.  Proposal to amend the Company's 1996 Employee Stock Purchase Plan.

    [ ]  FOR                    [ ]  AGAINST                    [ ]  ABSTAIN

2. [ ] FOR the election as director of both nominees listed: William G. Roth and Allen L. Hovious (except as marked to the contrary below).

    [ ] WITHHOLD AUTHORITY to vote for both nominees listed: William G. Roth and Allen L. Hovious.

3. Proposal to ratify the appointment of Ernst & Young LLP as the independent auditors of the Company for 1998.

    [ ]  FOR                    [ ]  AGAINST                    [ ]  ABSTAIN

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR AN INDIVIDUAL NOMINEE, WRITE HIS
                       NAME IN THE SPACE PROVIDED BELOW:

--------------------------------------------------------------------------------
    IN THEIR DISCRETION, THE PROXIES NAMED ABOVE MAY VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

            THIS PROXY MUST BE DATED AND SIGNED ON THE REVERSE SIDE

    This Proxy is solicited on behalf of the Company's Board of Directors.

    This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. A vote against any of the proposals will not count as a vote for adjournment of the Annual Meeting. If no direction is made, this Proxy will be voted (i) FOR the amendment to the Company's 1996 Employee Stock Purchase Plan, (ii) FOR the two nominees as Class II directors of the Company and (iii) FOR the proposal to ratify the appointment of Ernst & Young LLP as the independent auditors of the Company for 1998.

                                                  Dated:                  ,1998
                                                        ------------------

                                                  ------------------------------
                                                  Signature of Stockholder

                                                  ------------------------------
                                                  Signature if held jointly

                                                  Please sign exactly as your
                                                  name appears on this Proxy
                                                  Card. When signing as
                                                  attorney, executor,
                                                  administrator, trustee or
                                                  guardian, please give full
                                                  title as such. If a
                                                  corporation, please sign in
                                                  full corporate name by
                                                  President or other authorized
                                                  officer. If a partnership,
                                                  please sign in partnership
                                                  name by authorized person.

 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.